UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2010

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Direct Financial Obligation

On September 29, 2010, we borrowed $1,000,000 from nine individual lenders, all of whom are directors, officers or employees of the Company, pursuant to a series of Unsecured Promissory Notes.  The Unsecured Promissory Notes are for a term of three years and provide for interest comprising two components: (i) Six Percent (6.0%) per annum to be paid in cash monthly (the “Current Interest”); and (ii) Eight (8.0%) per annum to be accrued and paid in cash upon maturity.  Additional consideration was paid to the lenders at closing comprising a number of shares of common stock of the Company equal to: (A) 30% of the principal amount lent; divided by (B) $3.01 per share.  The form of the Unsecured Promissory Note is filed herewith as an exhibit.

Proceeds will be used to supplement underwriting capacity and working capital for our broker dealer subsidiary, Merriman Capital, Inc.

Item 9.01(d)	Exhibits

10.47	Form of Unsecured Promissory Note dated September 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN HOLDINGS, INC.

Date: October 5, 2010	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer